Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

April 5, 2002






Dear Sir/Madam:

We have read the paragraphs 1 through 4 of Item 4 included in the Form 8-K dated April 5, 2002 of EnergyNorth Natural Gas, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




ARTHUR ANDERSEN LLP




cc: Dennis Carroll, Vice President and
    Controller, EnergyNorth Natural Gas, Inc.